EXHIBIT 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, and No. 333-146761) and in the Registration Statement on Form F-3 (No. 333-208399) of Ctrip.com International, Ltd. of our report dated June 30, 2017 relating to the consolidated financial statements of China E-Dragon Holdings Limited included in this Amendment to the Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
June 30, 2017